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                                                                Exhibit 23(h)(5)

                           TRANSFER AGENCY AGREEMENT
                           -------------------------

     THIS TRANSFER AGENCY AGREEMENT is made as of the 9th day of January, 2001, by and between The Oberweis Funds, a Massachusetts business trust (the "Trust"), and Sunstone Financial Group, Inc., a Wisconsin corporation, its successors and assigns ("Sunstone").

                               R E C I T A L S:

     WHEREAS, the Trust is registered under the 1940 Act as an open-end management investment company; and

     WHEREAS, the Trust desires to retain Sunstone to render certain transfer agency, shareholder servicing and dividend disbursement services, and Sunstone is willing to render such services, all in accordance with the terms of this Agreement.

                             A G R E E M E N T S:

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

     In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

     1.01 1940 Act shall mean the Investment Company Act of 1940, as amended from time to time.

     1.02 Authorized Person shall mean any individual who is authorized to provide Sunstone with Instructions and requests on behalf of the Trust, whose name shall be certified to Sunstone from time to time pursuant to Section 7.01 of this Agreement.

     1.03  Board of Trustees shall mean the Board of Trustees of the Trust.

     1.04 Custodian shall mean the financial institution appointed as custodian under the terms and conditions of the custody agreement between the financial institution and the Trust, or its successor.
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     1.05  Declaration of Trust shall mean the Declaration of Trust or other similar operational document of the Trust, as the case may be, as the same may be amended from time to time.

     1.06 Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

     1.07 Fund shall mean each separate series of Shares offered by the Trust representing interests in a separate portfolio of securities and other assets for which the Trust has appointed Sunstone as transfer agent, shareholder servicing and dividend disbursing agent under this Agreement.

     1.08 Fund Business Day shall mean each day on which the New York Stock Exchange, Inc. is open for trading.

     1.09 Instructions shall mean an oral communication from an Authorized Person or a written communication signed by an Authorized Person and actually received by Sunstone. Instructions shall include manually executed originals, telefacsimile transmissions of manually executed originals or electronic communications.

     1.10 Prospectus shall mean the current Prospectus and Statement of Additional Information with respect to a Fund (including any applicable supplement) actually received by Sunstone from the Trust with respect to which the Trust has indicated a registration statement has become effective under the Securities Act and the 1940 Act.

     1.11 Securities Act shall mean the Securities Act of 1933, as amended from time to time.

     1.12 Shares shall mean such shares of beneficial interest, or class thereof, of each respective Fund of the Trust as may be issued from time to time.

     1.13 Shareholder shall mean a record owner of Shares of each respective Fund of the Trust.

                                  ARTICLE II
                                  ----------

                         APPOINTMENT OF TRANSFER AGENT

     2.01 Appointment. The Trust hereby appoints Sunstone as transfer agent and shareholder servicing and dividend disbursing agent of all the Shares of the Trust during the term of this Agreement with respect to each Fund listed on Schedule A hereto, and any additional Fund the Trust and Sunstone may agree to include on any amended Schedule A. Sunstone hereby accepts such appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth.

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     2.02  Duties.

           A. Sunstone shall perform the transfer agent and shareholder servicing and dividend disbursement services described on Schedule B hereto and such additional services as may be agreed to by the parties from time to time and set forth in an amendment to Schedule B (collectively, the "Services"). Sunstone shall have no duties or responsibilities other than those specifically set forth in this Agreement, and no covenant or obligation to carry out any other duties or responsibilities shall be implied in this Agreement against Sunstone. In the event Sunstone is asked to correct any action taken or omission of any prior service provider, then Sunstone shall provide such services and be entitled to such reasonable compensation as the parties may mutually agree.

           B. Sunstone may, in its discretion, appoint other parties to carry out some or all of its responsibilities under this Agreement; provided, however, that unless the Trust shall enter into a written agreement with any such party, the party shall be the agent of Sunstone and not the agent of the Trust. In such event, Sunstone shall be fully responsible for the acts or omissions of such party and shall not be relieved of any of its responsibilities hereunder by the appointment of such party.

     2.03  Deliveries.

           A. In connection with Sunstone's appointment as transfer agent and shareholder servicing and dividend disbursing agent, the Trust shall deliver or cause the following documents to be delivered to Sunstone:

           (1) A copy of the Declaration of Trust and By-laws of the Trust and all amendments thereto, certified by the Secretary of the Trust;

           (2) A certificate signed by the President and Secretary of the Trust specifying the number of authorized Shares and the number of such authorized Shares issued and currently outstanding, if any, and the names and specimen signatures of the officers of the Trust authorized to sign written stock certificates;

           (3) In the event the Trust issues Share certificates, specimen Share certificates for each Fund in the form approved by the Board of Trustees (and in a form compatible with Sunstone's operating system), together with a certificate signed by the Secretary of the Trust as to such approval;

           (4) A certified copy of the resolutions of the Board of Trustees of the Trust appointing Sunstone as transfer agent and dividend disbursing agent and authorizing the execution of this Transfer Agency Agreement on behalf of the Trust;

           (5) Copies of the Trust's Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Trust with the Securities and

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Exchange Commission under the Securities Act and the 1940 Act, together with any applications filed in connection therewith;

           (6) An opinion of counsel for the Trust with respect to the Trust's organization and existence under the laws of its state of organization, the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or if exempt, the specific grounds therefor); and

           (7) The certificate required by Section 7.01 of this Agreement, signed by an officer of the Trust and designating the names of the Trust's initial Authorized Persons.

           B. The Trust agrees to deliver or to cause to be delivered to Sunstone in Milwaukee, Wisconsin, at the Trust's expense, all of its Shareholder account records in a format acceptable to Sunstone, as well as all other documents, records and information that Sunstone may reasonably request in order for Sunstone to perform the Services hereunder.

                                  ARTICLE III
                                  -----------

                            COMPENSATION & EXPENSES

     3.01 Compensation. As compensation for the performance of the Services, the Trust agrees to pay Sunstone the fees set forth on Schedule C attached hereto. The prices for the Services set forth on Schedule C shall be fixed through the end of the Initial Term of the Agreement, as hereinafter defined. The parties may amend Schedule C at any time to include fees for any additional services requested by the Trust, or to add Funds for which Sunstone has been retained. The Trust agrees to pay Sunstone's then current rate for any Services added to, or any enhancements to existing Services set forth on, Schedule C, after the execution of this Agreement. Sunstone shall present the Trust with a revised Schedule C reflecting Sunstone's fees for the upcoming term at least one hundred fifty (150) days prior to the end of the Initial Term and each subsequent term of the Agreement.

     3.02 Expenses. The Trust also agrees to promptly reimburse Sunstone for all out-of-pocket expenses or disbursements incurred by Sunstone in connection with the performance of Services under this Agreement. Out-of-pocket expense shall include, but not be limited to, those items specified on Schedule C hereto. If requested by Sunstone, out-of-pocket expenses are payable in advance. Payment of postage expenses, if prepayment is requested, is due at least one day prior to the anticipated mail date or the date on which Sunstone is required to make such payment, whichever is earlier. In the event Sunstone requests advance payment, Sunstone shall not be obligated to incur such expenses or perform the related Service(s) until payment is received.

     3.03  Payment Procedures.

           A. The Trust agrees to pay all amounts due hereunder within fifteen days of receipt of the statement for such Services (the "Due Date"). Sunstone shall bill Service fees monthly, and out-of-pocket expenses as incurred (unless prepayment is requested by Sunstone). Sunstone may, with the prior approval of the Trust, arrange to have various service providers submit invoices directly to the Trust for payment of reimbursable out-of-pocket expenses.

           B. The Trust is aware that its failure to remit to Sunstone all amounts due on or before the Due Date will cause Sunstone to incur costs not contemplated by this Agreement, including, but not limited to carrying, processing and accounting charges. Accordingly, in the event that Sunstone does not receive any amounts due hereunder by the Due Date, the Trust agrees to pay a late charge on the overdue amount equal to one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less. In addition, the Trust shall pay Sunstone's reasonable attorney's fees and court costs if any amounts due Sunstone are collected by or through an attorney. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of the Trust's late payment. Acceptance of such late charge shall in no event constitute a waiver by Sunstone of the Trust's default or prevent Sunstone from exercising any other rights and remedies available to it.

     Notwithstanding the above, in the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify Sunstone in writing of any disputed charges that it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which Sunstone provides to the Fund documentation, which an objective observer would agree reasonably supports the disputed charges.

     3.04 Allocation of Risk. The Trust acknowledges that the fees charged by Sunstone under this Agreement reflect the allocation of risk between the parties, including the exclusion of remedies and limitations on liability in
Article VIII. Modifying the allocation of risk from what is stated herein would affect the fees that Sunstone charges. Accordingly, in consideration of those fees, the Trust agrees to the stated allocation of risk.

                                  ARTICLE IV
                                  ----------

                           PROCESSING AND PROCEDURES

     4.01  Issuance, Redemption and Transfer of Shares.

           A. Sunstone agrees to accept purchase orders and redemption requests with respect to the Shares of each Fund via postal mail, telephone or personal delivery on each Fund Business Day in accordance with such Fund's Prospectus; provided, however, that Sunstone shall only accept purchase orders from states in which the Shares are qualified for sale, as indicated from time to time by the Trust. Sunstone shall, as of the time at which the net asset value of each Fund is computed on each Fund Business Day, issue to and redeem from the accounts specified in a

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purchase order or redemption request in proper form and accepted by the Fund the appropriate number of full and fractional Shares based on the net asset value per Share of the respective Fund specified in an advice received on such Fund Business Day from or on behalf of the Fund. Sunstone shall not be responsible for the payment of any original issue or other taxes required to be paid by the Trust in connection with the issuance of any Shares in accordance with this Agreement. Sunstone shall not be required to issue any Shares after it has received from an Authorized Person or from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and Sunstone shall be entitled to rely upon such written notification. Payment for Shares shall be in the form of a check, wire transfer, Automated Clearing House transfer or such other methods to which the parties shall mutually agree.

           B. Upon receipt of a redemption request and monies paid to it by the Custodian in connection with a redemption of Shares, Sunstone shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable federal law, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus.

           C. Except as otherwise provided in this paragraph, Sunstone will transfer or redeem Shares upon presentation to Sunstone of Share certificates, if any, or instructions endorsed for exchange, transfer or redemption, accompanied by such documents as Sunstone deems necessary to evidence the authority of the person making such transfer or redemption. Sunstone reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the stock certificate, if any, or instructions are valid and genuine. For that purpose, it will require, unless otherwise instructed by an Authorized Person or except as otherwise provided in this paragraph, a guarantee of signature by an "Eligible Guarantor Institution" as that term is defined by SEC Rule 17Ad-15. Sunstone also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which Sunstone, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no reasonable basis to any claims adverse to such transfer or redemption. Sunstone may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers (or such other statutes which protect it and the Trust in not requiring complete fiduciary documentation) and shall not be responsible for any act done or omitted by it in good faith in reliance upon such laws. Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, Sunstone shall be fully protected by each Fund in not requiring any instruments, documents, assurances, endorsements or guarantees, including, without limitation, any signature guarantees, in connection with a redemption, exchange or transfer of Shares whenever Sunstone reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures described in the Prospectus.

           D. Notwithstanding any provision contained in this Agreement to the contrary, Sunstone shall not be required or expected to require, as a condition to any transfer or redemption of any Shares pursuant to a computer tape or electronic data transmission which Sunstone reasonably believes to be genuine transfer or redemption requests, any documents to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes, and shall be fully protected in acting in accordance with the applicable provisions of this Article.

           E. In connection with each purchase and each redemption of Shares, Sunstone shall send such statements as are prescribed by the Federal securities laws applicable to transfer agents or as described in the Prospectus. If the Prospectus indicates that certificates for Shares are available and if specifically requested in writing by any Shareholder, or if otherwise required hereunder, Sunstone will countersign, issue and mail to such Shareholder at the address set forth in the records of Sunstone a Share certificate for any full share requested.

           F. Sunstone and the Trust shall establish procedures for effecting purchase, redemption or transfer transactions accepted from investors by telephone or other methods consistent with the terms of the Prospectus. Sunstone may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates, if any, or the purchase, redemption or transfer of Shares, as it may deem advisable and consistent with the Prospectus and industry practice. Sunstone shall not be liable, and shall be held harmless by the Trust, for its actions or omissions which are consistent with the foregoing procedures.

           G. (i) The Trust agrees to provide Sunstone with prior notice of any increase or decrease in the total number of Shares authorized to be issued, or the issuance of any additional Shares of a Fund pursuant to stock dividends, stock splits, recapitalizations, capital adjustments or similar transactions, and to deliver to Sunstone such documents, certificates, reports and legal opinions as Sunstone may reasonably request.

           (ii) In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, Sunstone will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

           (a) A certificate of an Authorized Person authorizing the issuance of the Share certificates in the new form, a certified copy of any amendment to the Declaration of Trust with respect to the change, and such other documents and information as Sunstone may reasonably request.

           (b) In the event the Trust issues Share certificates, specimen Share certificates for each Fund in the new form approved by the Board of Trustees, with a certificate signed by the Secretary of the Trust as to such approval.

           (iii) In the event a Fund issues Share certificates, the Fund at its expense shall furnish Sunstone with a sufficient supply of blank Share certificates in the new form and from time to time will replenish such supply upon the request of Sunstone. Such blank Share certificates shall be compatible with Sunstone's system and shall be properly signed by facsimile or otherwise by an officer of the Trust authorized by law or by the By-laws to sign Share certificates and, if required, shall bear the corporate Seal or facsimile thereof. The Trust agrees to indemnify and exonerate, save and hold Sunstone harmless, from and against any and all claims or demands that may be asserted against Sunstone with respect to the genuineness of any Share certificate supplied to Sunstone.

           (iv) In the event a Fund issues Share certificates, Sunstone may issue new Share certificates in place of certificates represented to have been lost, stolen, or destroyed upon receiving written instructions from the shareholder accompanied by proof of an indemnity or surety bond issued by a recognized insurance institution specified by the Fund or Sunstone. If Sunstone receives written notification from the shareholder or broker dealer that the certificate issued was never received, and such notification is made within 30 days of the date of issuance, Sunstone may reissue the certificate without requiring a surety bond. Sunstone may also reissue certificates which are represented as lost, stolen, or destroyed without requiring a surety bond provided that the notification is in writing and accompanied by an indemnification signed on behalf of a member firm of the New York Stock Exchange and signed by an officer of said firm with the signature guaranteed. Notwithstanding the foregoing, Sunstone will reissue a certificate upon written authorization from an officer of the Trust.

     4.02  Dividends and Distributions.

           A. The Trust shall give or cause to be given to Sunstone a copy of a resolution of its Board of Trustees, that either:

           (i) sets forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which Shareholders entitled to payment or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to Sunstone on such payment date, or

           (ii) authorizes the declaration of dividends and distributions on a daily or other periodic basis and further authorizes Sunstone to rely on a certificate of an Authorized Person setting forth the information described in subsection (i) of this paragraph.

           B. In connection with a reinvestment of a dividend or distribution of Shares of a Fund, Sunstone shall as of each Fund Business Day, as specified in a certificate or resolution described in paragraph A, issue Shares of the Fund based on the net asset value per Share of such Fund specified in an advice received from or on behalf of the Fund on such Fund Business Day.

           C. Upon the mail date specified in such certificate or resolution, as the case may be, the Trust shall, in the case of a cash dividend or distribution, cause the Custodian to deposit in an account in the name of Sunstone on behalf of a Fund, an amount of cash sufficient for Sunstone to make the payment, as of the mail date specified in such certificate or resolution, as the case may be, to the Shareholders who were of record on the record date. Sunstone will, upon receipt of any such cash, make payment of such cash dividends or distributions to the Shareholders as of the record date. Sunstone shall not be liable for any improper payments made in accordance with a certificate or resolution described in the preceding paragraph. If Sunstone shall not receive from the Custodian sufficient cash to make payments of any cash dividend or distribution to all Shareholders of a Fund as of the record date, Sunstone shall, upon notifying the Trust, withhold payment to such Shareholders until sufficient cash is provided to Sunstone.

           D. It is understood that Sunstone in its capacity as transfer agent and shareholder servicing and dividend disbursing agent shall in no way be responsible for the determination of the rate or form of dividends or capital gain distributions due to the Shareholders pursuant to the terms of this Agreement. It is further understood that Sunstone shall file with the Internal Revenue Service and Shareholders such appropriate federal tax forms concerning the payment of dividend and capital gain distributions but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required by applicable federal law.

     4.03  Records.

           A. Sunstone shall keep those records specified in Schedule D hereto, and those records received by Sunstone from the Trust's former transfer agency service providers (i.e., Investors Fiduciary Trust Company and State Street Bank & Trust Company), in the form and manner, and for such period, as it may deem advisable but not inconsistent with the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the 1940 Act. Sunstone may deliver to the Trust from time to time as mutually agreed upon by the parties at the Trust's sole expense, for safekeeping or disposition by the Trust in accordance with law, such records, papers and documents accumulated in the execution of its duties as transfer agent or received from former service providers, as Sunstone may deem expedient, other than those which Sunstone is itself required to maintain pursuant to applicable laws and regulations. The Trust shall assume all responsibility for any failure thereafter to produce any record, paper, or other document so returned, if and when required. To the extent required by Section 31 of the 1940 Act and the rules and regulations thereunder, the records specified in Schedule D hereto maintained by Sunstone, which have not been previously delivered to the Trust pursuant to the foregoing provisions of this paragraph, shall be considered to be the property of the Trust, shall be made available upon request for inspection by the officers, employees, and auditors of the Trust, and shall be delivered to the Trust promptly upon request and in any event upon the date of termination of this Agreement, in the form and manner kept by Sunstone (to the extent permitted under applicable license agreements) on such date of termination or such earlier date as may be requested by the Trust. Notwithstanding anything contained herein to the contrary, Sunstone shall be permitted to maintain copies of any such records, papers and documents to the extent necessary to comply with the recordkeeping requirements of federal and state securities laws, tax laws and other applicable laws.

           B. Sunstone agrees to keep all records and other information relative to the Trust's Shareholders confidential, except when requested to divulge such information by duly-constituted authorities or court process, or when requested by a Shareholder or Shareholder's agent with respect to information concerning an account as to which such Shareholder has either a legal or beneficial interest, or when requested by the Trust, the Shareholder, the Shareholder's agent or the dealer of record with respect to such account.
In case of any requests or demands for the inspection of the Shareholder records of the Trust, Sunstone will endeavor to notify the Trust promptly and to secure instructions from an Authorized Person as to such inspection. Sunstone reserves the right, however, to exhibit the Shareholder records to any person whenever it believes there is a reasonable likelihood that Sunstone will be held liable for the failure to exhibit the Shareholder records to such person; provided, however, that in connection with any such disclosure Sunstone shall promptly notify the Trust that such disclosure has been made or is to be made. Records and information which have become known to the public through no wrongful act of Sunstone or any of its employees, agents or representatives, and information which was already in the possession of Sunstone prior to receipt thereof, shall not be subject to this paragraph. The obligations of Sunstone under Section 4.03 B shall survive the termination of the Agreement.

                                   ARTICLE V
                                   ---------

                         REPRESENTATION AND WARRANTIES

     5.01 Representations of Trust. The Trust represents and warrants to Sunstone that:

           A. It is a business trust duly organized and existing under the laws of the State of Massachusetts; it is empowered under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement; and all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

           B. The President, Executive Vice President or Senior Vice President of the Trust has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Sunstone the names of such Authorized Persons.

           C.  It is duly registered as an investment company under the 1940
Act.

           D. A registration statement under the Securities Act is currently effective and will remain effective, and appropriate state securities laws filings have been made and will continue to be made, with respect to Shares of the Trust being offered for sale.

           E. All outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Trust's Declaration of Trust and its Prospectus with respect to each Fund, such Shares shall be validly issued, fully paid and non-assessable.

     5.02 Representations of Sunstone. Sunstone represents and warrants to the Trust that:

           A. It is a corporation duly organized and existing under the laws of the State of Wisconsin; it is empowered under applicable law and by its Articles of Incorporation and By-laws to enter into and perform this Agreement; and all requisite proceedings have been taken to authorize it to enter into and perform this Agreement.

           B. It is duly registered as a transfer agent under Section 17A of the 1934 Act to the extent required.

          C. It has received a copy of each Fund's Prospectus which describes how sales and redemptions of Shares shall be made.

                                  ARTICLE VI
                                  ----------

                      ADDITIONAL COVENANTS AND AGREEMENTS

     6.01 Information Updates. During the term of this Agreement the Trust shall have the ongoing obligation to provide Sunstone with the following documents as soon as they become effective: (i) certified copies of all amendments to its Declaration of Trust and By-laws made after the date of this Agreement; (ii) written notice of any change in officers authorized to sign Share certificates, if any, together with a specimen signature of each new officer. In the event any officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, Sunstone may issue such Share certificates of the Fund notwithstanding such death, resignation or removal and the Trust shall promptly deliver to Sunstone such approval, adoption or ratification as may be required by law; (iii) a copy of each Fund's currently effective Prospectus. For purposes of this Agreement, Sunstone shall not be deemed to have notice of any information contained in any such Prospectus until a reasonable time after it is actually received by Sunstone.

     6.02 Share Registration. The Trust agrees to take or cause to be taken all requisite steps to qualify the Shares for sale in all states in which the Shares shall at the time be offered for sale and require qualification. If the Trust receives notice of any stop order or other proceeding in any such state affecting such qualification or the sale of Shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Shares, the Trust will give prompt notice thereof to Sunstone.

     6.03 Compliance with Laws. The Trust will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, blue sky laws, and any other applicable laws, rules and regulations.

     6.04 Additional Duties. The Trust agrees that it shall advise Sunstone at least 30 days prior to effecting any change in the Prospectus which would increase or alter the duties and obligations of Sunstone hereunder, and shall proceed with such change only if it shall have received the written consent of Sunstone thereto.

     6.05 Transfer Agent System. Sunstone shall retain all right, title and interest in and any and all computer programs, screen formats, report formats, procedures, data bases, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, trade secrets, trademarks and other related legal rights provided, developed or utilized by Sunstone in connection with the Services provided by Sunstone to the Trust hereunder.

                                  ARTICLE VII
                                  -----------

                              TRUST INSTRUCTIONS

     7.01 Authorized Persons. Upon the execution of this Agreement, the Trust shall provide Sunstone with a certificate containing the names of the initial Authorized Persons in a form acceptable to Sunstone. The President, Executive Vice President or Senior Vice President has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Sunstone the names of the Authorized Persons from time to time. The Trust shall provide Sunstone with an updated certificate evidencing the appointment, removal or change of authority of any Authorized Person, it being understood Sunstone shall not be held to have notice of any change in the authority of any Authorized Person until receipt of written notice thereof from the Trust.

     7.02 Acceptance of Instructions. Sunstone, its officers, agents or employees shall accept Instructions given to them by any person representing or acting on behalf of the Trust only if such representative is an Authorized Person. The Trust agrees that when oral Instructions are given, it shall, upon the request of Sunstone, confirm such Instructions in writing.

     7.03 Request for Instructions. At any time, Sunstone may request Instructions from the Trust with respect to any matter arising in connection with this Agreement. If such Instructions are not received within a reasonable time, then Sunstone may seek advice from legal counsel for the Trust, or its own legal counsel at the expense of the Trust, and it shall not be liable for any action taken or not taken by it in good faith in accordance with such Instructions or in accordance with advice of counsel.

     7.04 Reliance on Instructions. Sunstone shall not be liable for acting upon any written Instructions reasonably believed by it to be genuine and to have been signed or made by an Authorized Person or oral Instructions which the individual receiving the instructions on behalf of Sunstone reasonably believes to have been given by an Authorized Person.

                                 ARTICLE VIII
                                 ------------

                   LIMITATION OF LIABILITY; INDEMNIFICATION

     8.01 Limitation of Liability. Notwithstanding anything contained in this Agreement to the contrary, Sunstone shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from Sunstone's willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, Sunstone shall not be liable for any action taken or omitted to be taken in accordance with instructions received by it from an officer or representative of the Trust.

     8.02 Indemnification. The Trust agrees to indemnify and hold harmless Sunstone, its employees, agents, officers, directors and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may be asserted against Sunstone or for which Sunstone may be held liable (a "Claim") arising out of or in any way relating to any of the following:

           (a) any action of Sunstone required to be taken, or omitted to be taken, pursuant to the Agreement, unless a Claim resulted from Sunstone's willful misfeasance, bad faith, negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder;

           (b) Sunstone's reliance on, or use of information, data, records and documents received by Sunstone from the Trust, or any third party acting on behalf of the Trust, in the performance of Sunstone's duties and obligations hereunder;

           (c) the reliance on, or the implementation of, any Instructions or any other requests of the Trust on behalf of the applicable Fund;

           (d) Sunstone's acting upon telephone or electronic instructions relating to the purchase, exchange or redemption of Shares received by Sunstone in accordance with procedures established by Sunstone and the Trust;

           (e) any action taken by or omission of any prior service provider;

           (f) the offer or sale of Shares in violation of any requirement under the securities laws or regulations of any state that such Shares be qualified in such state or in violation of any stop order or determination or ruling by any state with respect to the offer or sale of such Shares in such state; or

           (g) the Trust's refusal or failure to comply with the terms of the Agreement, or any Claim that arises out of the Trust's negligence or misconduct or breach of any representation or warranty of the Trust made herein.

     8.03 Indemnification Procedures. Sunstone will notify the Trust promptly after identifying any situation which it believes presents or appears likely to present a Claim for which the Trust may be required to indemnify or hold Sunstone harmless hereunder. In such event, the Trust shall have the option to defend Sunstone against any Claim, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and approved by Sunstone in its reasonable discretion. Sunstone shall not confess any Claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties under Sections 8.02 and 8.03 shall survive the termination of this Agreement.

     8.04 Force Majeure. Sunstone assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. Sunstone will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Sunstone's control.

     8.05 Consequential Damages. In no event and under no circumstances shall Sunstone, its affiliates or any of its or their officers, directors, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

     8.06 Additional Limitations and Exclusions. Notwithstanding any other provision of this Agreement, Sunstone shall have no duty or obligation under this Agreement to inquire into, and shall not be liable for:

           (a) The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Trust, as the case may be, to request such sale or issuance;

           (b) The legality of a transfer of Shares or of a purchase or redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Trust, as the case may be, to request such transfer or redemption;

           (c) The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend;

           (d) The legality of any recapitalization or readjustment of Shares;
or

           (e) Processing Share certificates, if any, which bear the proper countersignature of Sunstone and which it reasonably believes to bear the proper manual or facsimile signature of an authorized officer of the Trust.

                                  ARTICLE IX
                                  ----------

                             TERM AND TERMINATION

     9.01 Term. This Agreement shall remain in full force and effect until April 30, 2003 (the "Initial Term") and thereafter shall automatically extend for additional, successive twelve (12) month terms unless earlier terminated as provided below.

     9.02 Termination. Either party may terminate this Agreement at any time after the Initial Term by giving the other party a written notice specifying the date of such termination (the "Termination Date"), which shall be not less than one hundred-twenty (120) days after the date notice is deemed given in accordance with Section 10.01. In the event such notice is given by the

Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating the successor transfer agent or transfer agents. In the event such notice is given by Sunstone, the Trust shall on or before the Termination Date, deliver to Sunstone a copy of a resolution of its Board of Trustees certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Trust, the Trust shall be deemed to be its own transfer agent as of the Termination Date and Sunstone shall thereby be relieved of all duties and responsibilities pursuant to this Agreement. Fees and out-of-pocket expenses incurred by Sunstone, but unpaid by the Trust upon such termination, shall be immediately due and payable upon and notwithstanding such termination.

     9.03 Effect of Termination. Upon the termination of the Agreement as provided herein, Sunstone, upon the written request of the Trust, shall deliver the records of the Trust to the Trust or its successor transfer agent in the form maintained by Sunstone (to the extent permitted by applicable license agreements) at the expense of the Trust, except as otherwise provided. The Trust shall be responsible to Sunstone for all out-of-pocket costs and expenses associated with the preparation and delivery of such media, including, but not limited to: (a) transportation of forms and other materials used in connection with the processing of Trust transactions by Sunstone; and (b) transportation of records and files in the possession of Sunstone. Notwithstanding the foregoing, Sunstone shall be responsible for the aforementioned expenses of delivering the Trust's records to the Trust or its successor transfer agent during the first five (5) years the Agreement is in effect, if the Agreement is terminated by Sunstone during such time period. In addition to any amounts payable pursuant to Section 9.04 hereof, Sunstone shall be entitled to such compensation as the parties may mutually agree for any services other than the preparation and delivery of such media requested by the Trust and agreed to by Sunstone in connection with the termination of this Agreement or the liquidation or merger of the Trust, including, but not limited to any custom programming requested by the Trust in connection with the preparation of such media and agreed upon by Sunstone, which agreement shall not be unreasonably withheld. Sunstone shall not reduce the level of service provided to the Trust prior to termination following notice of termination by the Trust.

     9.04 Deconversion Damages. If the Trust replaces Sunstone as the transfer agent for the Fund for any reason other than solely due to the gross negligence of Sunstone in the performance of its duties hereunder, or upon the expiration of the Initial Term or any successive twelve-month term, or if a third party is added to perform all or part of the Services provided by Sunstone under this Agreement (excluding any sub-transfer agent appointed by Sunstone as provided in Section 2.02 hereof), then the Trust shall make a one-time cash payment to Sunstone as liquidated damages in an amount equal to the balance of account fees, transaction fees and servicing fees that would otherwise have been due Sunstone for the remainder of the term of this Agreement, had it not been terminated. For purposes of calculating the payment of account and servicing fees, the parties shall assume that the number of Shareholder accounts will remain constant for the balance of the contract term. For purposes of calculating the payment of transaction fees, the parties shall assume usage per month for the remaining months in the contract term based on an average of the prior six months' usage. The parties understand and agree that no liquidated damages shall be due in the event Sunstone's services hereunder continue beyond the expiration of the Initial Term or any successive twelve-month term for a reasonable period of time; provided that the Trust has given timely notice to terminate pursuant to Sections 9.02 and 10.01 hereof; and provided further that the Trust has taken all steps reasonably necessary to ensure that the deconversion shall occur by the end of the then current term. This liquidated damages provision shall also apply in the event the Trust is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the Initial Term or any subsequent term of this Agreement, and Sunstone is not retained to provide transfer agency services. The parties acknowledge and agree that, in the event Sunstone ceases to be retained as set forth above, (i) determination of actual damages incurred by Sunstone would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate Sunstone for damages incurred and is not intended to constitute any form of penalty. Any such payment shall be due and payable on or before the day the Agreement terminates, a third party is added, or Trust is merged or liquidated, as applicable.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS

     10.01 Notices. Any notice required or permitted to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given when sent by either an overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed below, or to such other location as either party may from time to time designate in writing:

          If to Sunstone:   Sunstone Financial Group, Inc.
          --------------    803 West Michigan Street, Suite A
                            Milwaukee, Wisconsin 53233
                            Attention:  President


          If to the Trust:  The Oberweis Funds
          ---------------   951 Ice Cream Drive, Suite 200
                            North Aurora, Illinois 60542
                            Attention: Patrick B. Joyce
                            Executive Vice President

     10.02  Amendments/Assignments.

            A. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement.

            B. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns.

     10.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without regard to its conflict of law provisions.

     10.04 Severability. If any part, term or provision of this Agreement is determined by the courts or any regulatory authority having jurisdiction over the issue to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     10.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

     10.06 Non-Exclusivity; Other Agreements. The services of Sunstone hereunder are not deemed exclusive and Sunstone shall be free to render similar and other services to others. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

     10.07 Captions. The captions in the Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     10.08 Trust Limitations. This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SUNSTONE FINANCIAL GROUP, INC.                  THE OBERWEIS FUNDS


By:  /s/ Miriam M. Allison                      By:  /s/ Patrick B. Joyce
     ----------------------------------------        -----------------------------------------
         (Signature)                                     (Signature)

Miriam M. Allison                               Patrick B. Joyce
----------------------------------------------  ----------------------------------------------
      (Name)                                            (Name)

President                                       Executive Vice President
----------------------------------------------  ----------------------------------------------
      (Title)                                           (Title)

01/09/2001                                       01/09/2001
----------------------------------------------  ----------------------------------------------
      (Date Signed)                                     (Date Signed)

                                  Schedule A
                                    to the
                           Transfer Agency Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                                     FUNDS
                                     -----

                      Oberweis Emerging Growth Portfolio
                         Oberweis Micro-Cap Portfolio
                          Oberweis Mid-Cap Portfolio

                                  Schedule B
                                     to the
                           Transfer Agency Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                               SERVICE SCHEDULE

Services

 .    Set up and maintain shareholder accounts and records, including IRAs and other retirement accounts

 .    Maintain and store account documents, including all information reasonably required by the Fund to account for all transactions in Fund shares, electronically

 .    Receive and promptly respond to investor account inquiries by telephone or mail, or by e-mail if the response does not require the reference to specific shareholder account information

 .    Process purchase and redemption orders, transfers, and exchanges, including automatic purchases and redemptions via postal mail, telephone and personal delivery, provided payment for shares is in the form of a check, wire transfer or requested Automated Clearing House transfer, or such other methods to which the parties mutually agree

 .    Reject promptly any requests not received in proper order

 .    Process dividend payments by check, wire or ACH, or reinvest dividends
     (income dividends and capital gains distributions)

 .    Issue daily transaction confirmations and monthly or quarterly statements to shareholders and dealers in accordance with fund instructions, in Sunstone's standard format

 .    Mail prospectus, annual and semiannual reports, and other shareholder communications to existing shareholders

 .    File IRS Forms 1099, 5498, 1042, 1042-S and 945 with shareholders and/or the IRS

 .    Handle load and multi-class processing, including rights of accumulation and purchases by letters of intent

 .    Calculate 12b-1 plan fees and provide summary and account detail level reports on no less than a quarterly basis in Sunstone's standard report format

 .    Provide standards to structure forms and applications for efficient processing

 .    Promptly provide or make available Sunstone's standard on-line daily and monthly reports as provided by Sunstone's systems

 .    Personal follow-up calls to prospects who return incomplete applications

 .    Follow-up on IRAs, soliciting beneficiary and other information and sending required minimum distribution reminder letters

 .    Money market funds for short-term investment or exchanges

 .    Give dealers access through NSCC's Fund/SERV and Networking

 .    4.net Access Suite and Transaction Suite Services.

 .    Tier I, II and III 4.prompt services (basic and automated account information).

                                  Schedule C
                                    to the
                           Transfer Agency Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                                 FEE SCHEDULE


Base fees

 .     Open account fee (per year)
      .  No load equity and non-daily accrual fixed income funds                    $ 8.50
         .  Additional for 12b-1 fee or Service Plan                                $ 0.75
         .  Additional for redemption fee                                           $ 0.75
            .                                                                Additional for front-end load
            .                                                                Additional for CDSC or back-end load
         .  Monthly dividend payments                                               $ 1.00
      .  Money market and daily accrual fixed income funds                          $11.00
         .  Additional for 12b-1 fee or Service Plan                                $ 0.75
            .                                                                Additional for front-end load
            .                                                                Additional for CDSC or back-end load
         .  Monthly dividend payments                                               $ 1.00
 .     Closed account fee (per year)                                                 $ 3.00
 .     Monthly base (per fund)
         .  One to three funds in fund family                                       $1,500
         .  4 or more funds in fund family                                          $1,000
         .  Add for multiclass (per class)                                          25%

Account maintenance fees (per occurrence)

 .     New account set-up                                                            $ 3.00
 .     Financial transactions                                                        $ 1.50
 .     On-Line Financial transactions                                                $ 1.20
 .     Maintenance transactions                                                      $ 1.00
 .     On-Line Maintenance transactions                                              $  .80
 .     Research/correspondence                                                       $ 2.50
 .     Transfer on death (TOD) set-up                                                $ 7.50
 .     Fund/SERV
      .  Initial set-up per fund family                                             $3,500
      .  Set-up fee per subsequent CUSIP                                            $1,000
      .  New account set-up                                                         $ 1.00
      .  Per transaction - no load fund                                             $ 0.25
      .  Per transaction - load fund                                                $ 0.35
      .  Adjustments and rebills                                                    $ 2.50
      .  Fund/SERV direct charges                                                   at cost
 .     Commission/SERV (per check)                                                   $ 0.25
 .     ACH/AIP/SWP/automatic exchanges
      .  Set-up                                                                     $ 1.00


      .  Per transaction                                                               $ 0.25
 .     Withholding per eligible account per year                                     $ 0.25
 .     Account transcripts older than 2 years                                        $ 5.00
         (may be charged to shareholders)
 .     Locating lost shareholders                                                    $ 8.00

Shareholder Servicing fees

 .     Telephone calls (per call)                                                    $ 2.50
 .     Annual maintenance per omnibus account                                        $  150

Tax and retirement fees

 .     Retirement accounts (IRA/Roth/others)
      .  Annual maintenance per account (may be charged to shareholders)            $12.50
      .  Account distribution (may be charged to shareholders)                      $12.50
 .     IRA transfer/rollover                                                         $ 7.50

Document Services

 .     Per statement, confirmation and check processing                              $ 0.25
 .     Per tax form processing                                                       $ 0.25
 .     Per label printing for proxy or marketing purposes                            $ 0.10
 .     Bulk mailings/insert handling charge
      .  1 insert                                                                   $ 0.06
      .  2 - 3 inserts                                                              $ 0.08
      .  4 or more inserts                                                          as quoted
 .     Production of ad hoc reports                                                  starting at $100
 .     Postal clean-up per account                                                   $ 3.00

Fund Serv
 .     Use of Sunstone Fund/SERV membership (per fund/per year)
      .  First three funds in fund family                                           $2,000
      .  4 or more funds                                                            $1,000

Tax and retirement

 .     Required minimum distribution (age 70 1/2)
      .  Correspondence letters                                                     $ 2.50
      .  Per calculation                                                            $ 7.50
 .     Removal of excess contributions
      .  Correspondence letters                                                     $ 2.50
      .  Per calculation                                                            $ 7.50
 .     Other solicitation letters
      .  Beneficiary information                                                    $ 2.50
      .  Birthday information                                                       $ 2.50
 .     Retirement plan documents                                                     as quoted
 .     Transfer on Death documents                                                   as quoted

Money market exchange vehicles

 .     One-time set-up per money market fund used                                    $2,000
 .     Monthly base fee per money market fund used                                   $  650


 .     Money market checkbooks                                                       at cost
 .     Signature verification of check writing                                       $ 2.00

Stock Certificates

 .     Set-up fee*                                                                   $6,000
 .     New certificate issuance fee (per certificate)*                               $ 6.00
 .     Annual fee per outstanding certificate                                        $ 5.00

Forms and Applications

 .     Standard applications and forms in electronic format                          no charge
 .     Customized forms                                                              as quoted

Sunstone 4prompt(R) Services (monthly fees)

 .     Tier I and II - Basic Service
      .  Monthly maintenance fee                                                    $  125
      .  One time set-up fee**                                                      $  375
 .     Tier III - Automated Account Information
      .  Monthly maintenance fee                                                    $  500
      .  One time set-up fee**                                                      $1,750

Reprocessings due to NAV errors
This charge applies when shareholder transactions are required to be reprocessed as a result of NAV errors caused by the adviser or other entity unaffiliated with Sunstone.

 .     Base fee (per occurrence, per day, per fund)                                  $  750
 .     Transaction fee                                                               $ 1.00

Additional fees at $150 per hour or quoted by project may apply for special programming to meet your servicing requirements or to create custom reports.

Out-of-pocket expenses

Document Charges
 .     Copying charges (per page)                                                    $ 0.15
 .     Facsimile charges (per fax)                                                   $ 1.25
 .     Inventory and records storage                                                 $20.00/pallet

Supplies and Services
 .     Statement paper, check stock, envelopes, tax forms                            at cost
 .     Postage and express delivery charges                                          at cost
 .     Tape/disk storage                                                             at cost
 .     Telephone and long distance                                                   at cost
 .     P.O. box rental                                                               at cost
 .     Toll-free number                                                              at cost

Bank charges
 .     Bank account service fees and any other bank charges                          at cost


 .     Outgoing wire fee                                                             varies by bank
 .     Non-sufficient funds                                                          varies by bank
 .     Stopped check on money market funds                                            $25.00

Insurance Charges
 .     Mail insurance for stock certificates                                         at cost


*  Only applicable if Trust issues new certificates.

**The above-asterisked set-up fees (the "Fees") shall be billed in twenty-four
(24) equal monthly installments, beginning with the first month transfer agency fees are billed under the Transfer Agency Agreement, and continuing until all such Fees are paid in full. In the event the Transfer Agency Agreement is terminated prior to the time all such Fees have been repaid, the outstanding but unpaid Fees shall be immediately due and payable in accordance with the procedures set forth in Section 3.03(B) of the Transfer Agency Agreement.

                                  Schedule D
                                    to the
                           Transfer Agent Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                        RECORDS MAINTAINED BY SUNSTONE

Account applications

Canceled certificates plus stock powers and supporting documents

Checks including check registers, reconciliation records, any adjustment records and tax withholding documentation

Indemnity bonds for replacement of lost or missing stock certificates and checks

Liquidation, redemption, withdrawal and transfer requests including stock powers, signature guarantees and any supporting documentation

Shareholder correspondence

Shareholder transaction records

Share transaction history of the Funds

                                    ADDENDUM
                                       TO
                           TRANSFER AGENCY AGREEMENT

                      SUNSTONE INTERNET SERVICES SCHEDULE

     The undersigned desire to amend the Transfer Agency Agreement dated January 9, 2001, between The Oberweis Funds (the "Fund") and Sunstone Financial Group, Inc. ("Sunstone"), to include the Internet services described in this Addendum.

1.   Additional Services and Fees.

     A. Sunstone agrees to provide such additional services to the Fund, and the Fund agrees to pay Sunstone additional fees for such services, as are set forth in Exhibit A to this Addendum and made a part hereof by this reference. New exhibits describing additional Internet services may be added to this Addendum from time to time by the mutual agreement of the parties.

     B. The Fund agrees to provide, at its cost, all computers, telecommunications equipment and other equipment and software necessary to develop and maintain its web site, to design and develop the web site functionality necessary to facilitate and maintain hypertext links between its web site and Sunstone's web site, and to provide Sunstone with such written instructions as it may request from time to time in connection with the performance of Sunstone's obligations hereunder.

2. Ownership of System. The Fund acknowledges that Sunstone has proprietary rights in and to any and all computer programs, screen formats, report formats, interactive design techniques, procedures, data bases, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, trade secrets, trademarks and other related legal rights provided, developed or utilized by Sunstone in connection with the services provided by Sunstone to the Fund pursuant to this Addendum, including, without limitation, any changes or modifications thereto (collectively, the "Internet Products"), and that the Internet Products constitute confidential material and trade secrets of Sunstone. The Fund agrees to maintain the confidentiality of the Internet Products. The Fund shall not copy, decompile or reverse engineer any software provided to the Fund by Sunstone as part of the Internet Products. The Fund agrees that it will not mask, delete or otherwise alter any disclaimers, trademark or service mark notifications embedded in or describing the Internet Products.

3. Limited License. The Internet Products are licensed, not sold, and Sunstone shall retain all right, title and interest in the Internet Products. Sunstone hereby grants the Fund a nonexclusive, limited license to use the Internet Products for the sole and limited purpose of having Sunstone provide services to the Fund hereunder. Such license shall immediately terminate upon the termination of the Transfer Agency Agreement between the Fund and Sunstone.

4. Limitation of Liability. SUNSTONE IS PROVIDING THE INTERNET PRODUCTS TO THE FUND ON AN "AS IS" BASIS, AND SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE INTERNET PRODUCTS AND THE SERVICES TO BE PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE OPERATION OF THE INTERNET PRODUCTS WILL BE ERROR FREE OR WILL NOT BE INTERRUPTED FROM TIME TO TIME BY REASON OF A DEFECT THEREIN. The parties acknowledge that Sunstone's ability to provide the services described herein depends upon a number of factors beyond Sunstone's control, including, but not limited to, the Internet and equipment, software, data and services provided by telecommunications carriers, firewall providers, encryption system developers and other unrelated vendors and third parties. Sunstone shall not be liable for its failure to perform any of the services or for the delay or interruption of any such services, if the failure, delay or interruption in caused by circumstances beyond Sunstone's reasonable control. The terms and conditions of this Section shall supersede and control any conflicting provisions in the Transfer Agency Agreement.

5. No Other Changes. Other than as provided in this Addendum, all other terms and conditions of the Transfer Agency Agreement shall remain in full force and effect.

Intending to be legally bound, the parties hereby adopt this Addendum effective this 9th day of January, 2001.


THE OBERWEIS FUNDS                          SUNSTONE FINANCIAL GROUP, INC.


By:  /s/ Patrick B. Joyce                   By:  /s/ Miriam M. Allison
     --------------------                        ---------------------
     Patrick B. Joyce                            Miriam M. Allison

Title:  Executive Vice President            Title:  President

                                   EXHIBIT A

                           Internet Services and Fees
                           --------------------------


Sunstone 4.net(R) Transactions Suite
(Normal transaction processing fees are discounted by 20% from standard transactions when trades are placed online.)
     Transactions for Existing Accounts
          .  Set-up*                                          $6,125
          .  Maintenance (monthly)                            $500

     Sunstone 4.net(R) Access Suite
     Shareholder Access
          .  Set-up*                                          $5,000
          .  Maintenance (monthly)
               Less than 5,000 total shareholder accounts     $400
               5,001 to 25,000 total shareholder accounts     $500
               25,001 to 50,000 total shareholder accounts    $650
               over 50,000 total shareholder accounts         $800
     Adviser Access
          .  Set-up*                                          $3,750
          .  Maintenance (monthly)
               Less than 5,000 total shareholder accounts     $400
               5,001 to 25,000 total shareholder accounts     $500
               25,001 to 50,000 total shareholder accounts    $650
               over 50,000 total shareholder accounts         $800

*The above-asterisked set-up fees (the "Fees") shall be billed in twenty-four
(24) equal monthly installments, beginning with the first month transfer agency fees are billed under the Transfer Agency Agreement, and continuing until all such Fees are paid in full. In the event the Transfer Agency Agreement is terminated prior to the time all such Fees have been repaid, the outstanding but unpaid Fees shall be immediately due and payable in accordance with the procedures set forth in Section 3.03(B) of the Transfer Agency Agreement.

                                                                Exhibit 23(h)(5)

                           FUND ACCOUNTING AGREEMENT

     THIS AGREEMENT is made as of this 9th day of January, 2001, by and between The Oberweis Funds, a Massachusetts business trust (the "Trust"), and Sunstone Financial Group, Inc., a Wisconsin corporation ("Sunstone").

     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust and Sunstone desire to enter into an agreement pursuant to which Sunstone shall provide fund accounting services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Sunstone may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment

     The Trust hereby appoints Sunstone as fund accountant of the Funds for the period and on the terms set forth in this Agreement. Sunstone accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   Services as Fund Accountant

     (a) Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, Sunstone will:
(1) perform the functions and provide the information/reports set forth on Schedule B; (2) calculate daily net asset values of each Fund in accordance with the procedures in the Funds' prospectus; (3) maintain all general ledger accounts and related subledgers needed as a basis for the calculation of each Fund's net asset value; (4) perform security valuations based on information provided by the Trust, its Board, the Trust's investment adviser, and pricing service(s), as provided herein; (5) communicate at an agreed upon time the net asset values for each Fund to parties as agreed upon from time to time; and (6) provide the necessary information to assist the Trust in complying with the rules under Sections 30 and 31 under the 1940 Act. The duties of Sunstone shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Sunstone hereunder. In the event

Sunstone is asked to correct any action taken or inaction by any prior service provider then Sunstone shall provide such services and be entitled to such compensation as the parties may mutually agree.

     (b) It is understood that in determining security valuations, Sunstone employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. Sunstone shall identify to the Trust and the Board of Trustees any such pricing service(s) utilized on behalf of the Trust. Sunstone shall price the securities and other holdings of the Funds for which market quotations are available by the use of such services. For those securities where market quotations are not readily available, the Trust's Board shall approve, in good faith, the method for determining the fair value for such securities and representatives of the Trust shall deliver to Sunstone the prices determined in accordance with the procedures established by the Board. Sunstone is authorized to rely on the prices provided by such service(s) or by the Funds' investment adviser or other authorized representative of the Funds, and shall not be liable for losses to the Trust or its shareholders or otherwise as a result of its reliance on the valuations provided by pricing service(s) or representatives of the Trust.

     (c) The Trustees of the Trust shall cause the officers, investment adviser, legal counsel, independent accountants, transfer agent, custodian and other service providers for the Funds to cooperate with Sunstone and to provide Sunstone with such information, documents and advice relating to the Funds and the Trust as requested by Sunstone, in order to enable Sunstone to perform its duties hereunder. In connection with its duties hereunder, Sunstone shall be entitled to rely, and shall be held harmless by the Trust when acting in reliance (without investigation or verification), upon the instruction, advice, information or any documents relating to the Funds or the Trust provided to Sunstone by an officer or representative of the Funds or by any of the aforementioned persons. Sunstone shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. Sunstone shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust until receipt of written notice thereof from the Trust.

     (d) To the extent required by Rule 31a-3 under the 1940 Act, Sunstone hereby agrees that all records which it maintains for the Trust pursuant to its duties hereunder are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of Section 6, and where applicable, Sunstone further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records which are maintained by Sunstone for the Trust. Sunstone shall also preserve, in a readily accessible location, those records received by Sunstone from the Trust's former Fund Accountants (i.e. Investors Fiduciary Trust Company and State Street Bank and Trust Company) that it, in its sole and reasonable discretion, deems necessary to refer to in connection with the performance of its services under the Agreement. All other records shall, at the option of the Trust and at the Trust's sole expense, be (a) returned to the Trust or (b) stored in a mutually acceptable storage facility.

     (e) The Trust's Board of Trustees and the Funds' investment adviser have and retain primary responsibility for all compliance matters relating to the Funds including, but not limited to, compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. Sunstone's functions hereunder shall not relieve the Board and the investment adviser of their primary day-to-day responsibility for assuring such compliance.

3.   Fees; Delegation; Expenses

     (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay Sunstone a fee, computed daily and payable monthly, plus out-of-pocket expenses, each as provided in Schedule C hereto. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund.

     (b) For the purpose of determining fees payable to Sunstone, net asset value shall be computed in accordance with the Trust's Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

4.   Proprietary and Confidential Information

     Sunstone agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Sunstone may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of Sunstone or any of its employees, agents or representatives, and information which was already in the possession of Sunstone prior to receipt thereof, shall not be subject to this paragraph. The obligations of Sunstone under this Section 4 shall survive the termination of this Agreement.

5.   Limitation of Liability

     (a) Sunstone shall not be responsible or liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from Sunstone's willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, Sunstone shall not be liable for (i) any action taken or omitted to be taken in accordance with written or oral instructions received by Sunstone from an officer or representative of the Trust, or (ii) any action taken or omission by any prior service provider.

     (b) Sunstone assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. Sunstone will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

     (c) The Trust agrees to indemnify and hold harmless Sunstone, its employees, agents, officers, directors and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against Sunstone or for which Sunstone may be held liable (a "Claim") arising out of or in any way relating to (i) Sunstone's actions or omissions except to the extent a Claim resulted from Sunstone's willful misfeasance, bad faith, or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder; (ii) Sunstone's reliance on, or use of information, data, records and documents received by Sunstone from any party referenced in Section 2 hereof or other representative of the Trust; or (iii) the reliance on, or the implementation of, any instructions, directions or any other requests of the Trust.

     (d) In no event and under no circumstances shall Sunstone, its affiliates or any of its or their officers, directors, members, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

6.   Term

     (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until April 30, 2003 (the "Initial Term"). Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

     (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty after the Initial Term (i) upon mutual consent of the parties, or (ii) by either party upon not less than ninety (90) days' written notice to the other party (which notice may be waived by the party entitled to the notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Sunstone and the Trust.

     (c) Upon the termination of the Agreement as provided herein, Sunstone, upon the written request of the Trust, shall deliver the records of the Trust to the Trust or its successor Fund Accountant in the form maintained by Sunstone (to the extent permitted by applicable license agreements) at the expense of the Trust, except as otherwise provided and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rues and regulations. The Trust shall be responsible to Sunstone for all out-of-pocket costs and expenses associated with the preparation and delivery of such media, including, but not limited to (a) transportation of forms and other materials used in connection with the processing of Trust transactions by Sunstone; and (b) transportation of records and files in the possession of Sunstone. Notwithstanding the foregoing, Sunstone shall be responsible for the aforementioned expenses of delivering the Trust's records to the Trust or its successor Fund Accountant during the first five (5) years the Agreement is in effect, if the Agreement is terminated by Sunstone during such time period. Sunstone shall be entitled to such compensation as the parties may mutually agree for any services other than the preparation and delivery of such media requested by the Trust and agreed to by Sunstone in connection with the termination of this Agreement or the liquidation or merger of the Trust, including, but not limited to any custom programming requested by the Trust in connection with the preparation of such media and agreed upon by Sunstone, which agreement shall not be unreasonably withheld. Sunstone shall not reduce the level of service provided to the Trust prior to termination following notice of termination by the Trust.

7.   Non-Exclusivity

     The services of Sunstone rendered to the Trust are not deemed to be exclusive. Sunstone may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of Sunstone may serve as trustees, directors, officers and employees of other entities (including other investment companies), and that Sunstone or its affiliates may enter into other agreements with such other entities.

8.   Governing Law; Invalidity

     This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

9.   Notices

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to Sunstone shall be sent to Sunstone Financial Group, Inc., 803 West Michigan Street, Suite A, Milwaukee, Wisconsin, 53233, Attention:
Miriam M. Allison, with a copy to General Counsel, and notice to the Trust shall be sent to The Oberweis

Funds, 951 Ice Cream Drive, North Aurora, Illinois, 60542, Attention: Patrick B. Joyce, Executive Vice President.

10.  Entire Agreement

     This Agreement constitutes the entire Agreement of the parties hereto.

11.  Trust Limitations

     This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

12.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.



                                         THE OBERWEIS FUNDS
                                         (the "Trust")

                                         By:  /s/ Patrick B. Joyce
                                              --------------------
                                              Patrick B. Joyce
                                              Executive Vice President

                                         SUNSTONE FINANCIAL GROUP, INC.
                                         ("Sunstone")

                                         By:  /s/ Miriam M. Allison
                                                  ---------------------
                                                  Miriam M. Allison
                                                  President

                                  Schedule A
                                    to the
                           Fund Accounting Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                                     FUNDS

                          Oberweis Mid-Cap Portfolio
                      Oberweis Emerging Growth Portfolio
                         Oberweis Micro-Cap Portfolio

                               Schedule B to the
                           Fund Accounting Agreement
                                by and between
                              The Oberweis Bunds
                                      and
                        Sunstone Financial Group, Inc.

     In its capacity as the Fund Accountant, Sunstone shall perform the following responsibilities on a daily basis:

     1.  Prepare available cash forecasts and communicate balances to the Fund.

     2. Review investment portfolio for cash and stock dividends and stock splits.

     3. Review failed security transaction report; investigate failed transactions and report status to Fund.

     4. Process Fund invoices for payment on proper authorization for each Fund.

     5.  Post Fund Capital to the Fund's general ledger.

     6. Reconcile ending share balance from transfer agent reports to general ledger; report differences to Fund and resolve with the transfer agent.

     7.  Enter security transactions reported by the Fund.

     8.  Review trade affirmation and research discrepancies.

     9. Post bank activity to general ledger; account for all items on bank statements, and prepare and complete daily bank reconciliations, including documentation of reconciling items.

     10.  Post manual journal entries to the general ledger.

     11. Review current daily security transactions for dividends, splits and other corporate activity.

     12.  Prepare Net Asset Value rollforward.

     13. Review individual components of the change in the Fund's Net Asset Value for accuracy and reasonableness.

     14.  Enter manual prices.

     15. Review pricing stratification report for unusual price movements in individual securities; investigate and trace items to the particular pricing sources; and consult with Fund.

Review pricing report for detection of stock splits and dividends, cash dividends and corporate action.

     16.  Review for ex-dividend items indicated by pricing sources.

     17. Communicate required pricing information to Fund, quotation/publication services and to transfer agent. Communicate NAV to newspapers and quotation services in time for publication and to the transfer agent in time to run the shareowner accounts by the beginning of the next day. Communicate the NAV and corresponding worksheet to the Fund.

     18. Attend to routine matters in connection with the calculation of the net asset value and aggregate asset value of the Fund.

     19. Maintain and preserve the books, records and accounts that provide the basis for the above noted items.

Information/Reports to be transmitted electronically to Fund:

CATEGORY                                INFORMATION PROVIDED                    FREQUENCY*
------------------------------------------------------------------------------------------------
Pricing Reports            Detail valuation data and the Net Asset Value   Daily
                           Calculation
------------------------------------------------------------------------------------------------
Position Reports           Securities owned detailed by position or tax    Daily and/or Monthly
                           lot
------------------------------------------------------------------------------------------------
Transaction Reports        Purchases, sales, maturities, opening or        Daily and/or Monthly
                           closing of positions for the time frame         and/or Year to Date
                           specified
------------------------------------------------------------------------------------------------
Income Reports             Journal of interest, amortization or dividend   Daily and/or Monthly
                           accruals for the portfolios
------------------------------------------------------------------------------------------------
Trial Balance              General ledger account activity                 Daily and/or Monthly
------------------------------------------------------------------------------------------------
Capital Activity           List of fund share activity for the period      Monthly
------------------------------------------------------------------------------------------------

*    Available at times specified by the mutual agreement of the parties.

                                  Schedule C
                                    to the
                           Fund Accounting Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                                     FEES


Asset Based Fees

    Name of Fund                Average Net Assets               Basis Points          Minimum
                                                                                      Annual Fee
--------------------------------------------------------------------------------------------------
Mid-Cap Portfolio               Up to $100 Million           4.0 basis points              $22,000
--------------------------------------------------------------------------------------------------
                           $100 Million to $250 Million      2.0 basis points
--------------------------------------------------------------------------------------------------
                                Over $250 Million            0.5 basis points
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

Name of Fund                    Average Net Assets               Basis Points         Minimum
                                                                                     Annual Fee
--------------------------------------------------------------------------------------------------
Emerging Growth                 Up to $100 Million           4.0 basis points              $22,000
 Portfolio
--------------------------------------------------------------------------------------------------
                           $100 Million to $250 Million      2.0 basis points
--------------------------------------------------------------------------------------------------
                                Over $250 Million            0.5 basis points
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

Name of Fund                    Average Net Assets               Basis Points         Minimum
                                                                                     Annual Fee
--------------------------------------------------------------------------------------------------
Miro-Cap Portfolio              Up to $100 Million           4.0 basis points              $22,000
--------------------------------------------------------------------------------------------------
                           $100 Million to $250 Million      2.0 basis points
--------------------------------------------------------------------------------------------------
                                Over $250 Million            0.5 basis points
--------------------------------------------------------------------------------------------------

The minimum annual fee is subject to an annual escalation of five percent (5%), which escalation shall be effective commencing two years from the date Sunstone commences providing fund accounting services pursuant to this Agreement and the corresponding date each year thereafter. No amendment of this Schedule C shall be required with each escalation. The foregoing fee schedule assumes a single class of shares for each Fund. Additional fees shall apply when adding any additional Fund(s) and/or classes including compensation for Sunstone's services, if any, in connection with the organization of the new Fund(s) or classes. Sunstone shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

Out-of-Pocket and Other Related Expenses

The Trust shall also pay/reimburse Sunstone's out-of-pocket and other related expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel in connection with Board meetings and otherwise on behalf of the Trust, programming and related expenses (previously incurred or to be incurred by Sunstone) in connection with providing electronic transmission of data between the Sunstone and the Funds' other service providers, brokers, dealers, depositories and others, fees and expenses of pricing services, fees of research services including Lexis/Nexis, Morningstar and Lipper, NASDAQ and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses. Such out-of-pocket expenses shall be charged back to the Trust at cost with no handling or markup charge included. The expenses include the following daily pricing of securities:


 .  Common Stocks                                           $0.15
 .  Corporate/Government Bonds/ Foreign Stocks              $0.50
 .  Municipal Securities                                    $0.55
 .  CMOs                                                    $1.00
 .  Manual Price From Broker                                $2.50
 .  Domestic Corporate Action                               $0.05
 .  Foreign Corporate Action                                $0.15


Sunstone 4.NAV(r) Services (daily uploads of NAVs to Website)

 .  Set Up Fee (per fund family)                            $2,000
 .  Monthly maintenance fee (per fund)                      $  150
 .  Set Up Fee, daily and historical NAV (per fund family)  $3,000
 .  Monthly maintenance fee (per class)                     $  200

     The above fees shall be fixed through the end of the Initial Term of the Agreement, as defined in Section 6 of the Agreement. Sunstone shall present the Trust with a revised Schedule C reflecting Sunstone's fees for the upcoming term at least one hundred fifty (150) days prior to the end of the Initial Term and each subsequent term of the Agreement.

                                                                Exhibit 23(h)(5)
                       BLUE SKY FILING SERVICES AGREEMENT

     THIS BLUE SKY FILING SERVICES AGREEMENT is made as of the 9th day of January, 2001, by and between The Oberweis Funds, a Massachusetts business trust ("Trust") and Sunstone 4Compliance, a division of Sunstone Financial Group, Inc., a Wisconsin corporation ("Sunstone").

                                R E C I T A L S:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust and Sunstone desire to enter into an agreement pursuant to which Sunstone shall provide certain services with respect to the establishment and/or maintenance of state securities law filings on behalf of such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Sunstone may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

                              A G R E E M E N T S:

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained in this Agreement, the parties agree as follows:

     1. Appointment. The Trust hereby appoints Sunstone to provide the services to the Funds described in Section 4 of this Agreement, for the period and on the terms set forth herein. Sunstone accepts such appointment and agrees to furnish the services described in Section 4 of this Agreement in return for the compensation set forth on Schedule B attached hereto. In the event that the Trust decides to create one or more new portfolios, series or classes with respect to which it wishes to retain Sunstone to provide services hereunder, the Trust shall notify Sunstone in writing. Sunstone shall notify the Trust in writing of any terms and compensation that differ from the provisions of this Agreement. Upon acceptance by the Trust of such terms, the portfolio, series or class shall become a Fund hereunder.

     2. Delivery of Documents. The Trust will furnish Sunstone with copies of each of the following, as applicable, upon the commencement of this Agreement:

          (a) A listing of all jurisdictions in which the Trust desires Sunstone to effect a notice filing for each Fund or a listing of all jurisdictions in which each Fund that has commenced operations is lawfully available for sale as of the date of this Agreement (the "Filing List"). The Trust represents and warrants to Sunstone that each Fund's Shares are lawfully eligible for sale in each jurisdiction indicated for such Fund on the list furnished to Sunstone pursuant to this Section 2(a);

          (b) Each Fund's most recent Registration Statement or Post-Effective Amendment, as applicable, filed under the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission (the "SEC");

          (c) Each Fund's most recent prospectus and statement of additional information and, if applicable, most recent annual report;

          (d) If applicable, those documents necessary to obtain and/or maintain issuer agent/dealer registrations including, but not limited to, fingerprint cards, photos, examination score reports and surety bonds; and

          (e) A certified copy of the resolutions of the Funds' Board of Trustees approving the execution of this Agreement and appointment of Sunstone to perform the services set forth hereunder.

     3. Obligations of Trust. To enable Sunstone to perform its duties hereunder, the Trust agrees to assume the following obligations:

          (a) To provide Sunstone with written instructions regarding (i) the amount of Shares to be qualified for sale, from time to time, for each Fund in each jurisdiction listed on the Filing List; (ii) the warning threshold to be maintained with respect to each Fund in each such jurisdiction; and (iii) any other matter upon which Sunstone requests direction or advice from the Trust in connection with the performance of its duties hereunder (collectively, "Written Instructions"); and

          (b) To provide Sunstone with amendments and supplements to each of the documents required to be delivered under Section 2 of this Agreement, as soon as the same become available, in such quantities as Sunstone shall determine are reasonably necessary to perform its obligations under Section 4 hereof.

     4. Services and Duties. Sunstone agrees to perform the specific services listed in this Section 4. In performing such services, Sunstone will act under the supervision and control of, and in accordance with the instructions and directions of the Trust. Unless otherwise provided in this Agreement, Sunstone shall act only upon Written Instructions.

          (a) Sunstone shall effect and maintain, as the case may be, the qualification of Shares of the Funds for sale under the securities laws of the jurisdictions indicated for each Fund on the Filing List furnished to Sunstone pursuant to Section 2(a) of this Agreement by filing Form NF or such other form(s) as a jurisdiction may require, in such amounts as are set forth from time to time in the Trust's Written Instructions, as well as all amendment applications, together with required issuer agent/dealer applications, if applicable (collectively, "Blue Sky Filings"), and, subject to the limitations of Section 5, remitting fees to such jurisdictions as required under applicable Blue Sky laws.

          (b) Sunstone shall file with each jurisdiction on the Filing List, as required, the appropriate materials relating to the Funds, including, but not limited to, the Funds' Registration Statements or Post-Effective Amendments, definitive copies of the Funds' prospectuses and statements of additional information and any supplements thereto, annual reports, and the documents necessary to procure issuer agent/dealer registrations, if applicable.

          (c) Sunstone shall monitor sales in each jurisdiction set forth on the Filing List for each Fund on a daily basis. Unless it receives Written Instructions to the contrary, Sunstone typically maintains an offering amount equal to one and a half times the amount sold during the current notice period or the immediately preceding notice period in each jurisdiction that does not permit the qualification of an indefinite offering amount. In the event sales of Shares in a particular jurisdiction reach or exceed the warning levels provided in the Written Instructions, Sunstone will promptly prepare an amendment to the Fund's notice permit to increase the offering amount.

          (d) In connection with the foregoing, the Trust hereby grants to Sunstone limited power of attorney on behalf of the Funds to sign all Blue Sky forms and other related documents.

          (e) As requested by the Trust, Sunstone shall provide reports of sales activities in each jurisdiction on the Filing List for each Fund. Sales will be reported by state of shareholder residence for sales to individual shareholders or to omnibus accounts whose account owners transmit underlying shareholder information to Sunstone via electronic interfaces. Trades by all other omnibus accounts will be reported by the trustee's or other omnibus account owner's state of residence. NSCC trades will be reported by the state provided by the dealer at the point of sale.

          (f) Sunstone shall keep those records prepared pursuant to its obligations under this Agreement and those records received by Sunstone from the Trust's former Blue Sky service providers (i.e. Investors Fiduciary Trust Company and State Street Bank and Trust Company), in the form and manner, and for such period as it may deem advisable but not inconsistent with the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the 1940 Act. Sunstone may deliver to the Trust from time to time as mutually agreed upon by the parties, at the Trust's sole expense, for safekeeping or disposition by the Trust in accordance with law, such records, papers and documents accumulated in the execution of its duties or received from former service providers, as Sunstone may deem expedient, other than those which Sunstone is itself required to maintain pursuant to applicable laws and regulations. The Trust shall assume all responsibility for any failure thereafter to produce any record, paper, or other document so returned, if and when required. To the extent required by Section 31 of the 1940 Act and the rules and regulations thereunder, the records maintained by Sunstone, which have not been previously delivered to the Trust pursuant to the foregoing provisions of this paragraph, shall be considered to be the property of the Trust, shall be made available upon request for inspection by the officers, employees, and auditors of the Trust, and shall be delivered to the Trust promptly upon request and in any event upon the date of termination of this Agreement, in the form and manner kept by Sunstone (to the extent permitted under applicable license agreements) on such date of termination or such earlier date as may be requested by the Trust. Notwithstanding anything contained herein to the contrary, Sunstone shall be permitted to maintain copies of any such records, papers and documents to the extent necessary to comply with the recordkeeping requirements of federal and state securities laws, tax laws and other applicable laws.

     Sunstone shall be entitled to rely on any Written Instructions it receives from the Trust pursuant to this Agreement, and shall be protected in any action it takes or does not take in reliance upon directions, advice or Written Instructions it receives from the Trust; provided, however, that Sunstone shall remain liable for any action or inaction on its part that constitutes bad faith, negligence or willful misconduct in connection with the performance of its duties hereunder. In the event Sunstone is asked to correct any action or inaction by any prior service provider, then Sunstone shall provide such services and be entitled to such reasonable compensation as the parties may mutually agree.

     5. Payment of Fees. Subject to payment to Sunstone in advance, Sunstone will remit to the respective jurisdictions the appropriate fees for each Blue Sky Filing. The Trust will, from time to time as specifically agreed between the parties, send checks to Sunstone for the payment of such fees promptly upon request by Sunstone. Sunstone intends to prepare and file applications to renew notice permits and issuer agent/dealer registrations, if applicable, at least one month prior to the expiration dates, or sooner in jurisdictions that require earlier receipt of renewal applications. Whenever possible, Sunstone will request the funds necessary for the payment of renewal fees ten business days in advance of the date the fees are required by Sunstone to accommodate a filing date well in advance of the applicable expiration date. Sunstone may, in its sole discretion, advance fees due for a Blue Sky Filing where such amount does not exceed $5000. Any amounts so advanced will appear on the Trust's next regular monthly invoice, and are payable in accordance with the terms of Section 6 hereof.

     6. Compensation. For the services provided by Sunstone under this Agreement, the Trust agrees to pay Sunstone the fees set forth on Schedule B hereto. The prices for the services set forth on Schedule B shall be fixed through the end of the Initial Term of the Agreement, as hereinafter defined. Sunstone shall present the Trust with a revised Schedule B reflecting Sunstone's fees for the upcoming term at least one hundred fifty (150) days prior to the end of the Initial Term and each subsequent term of the Agreement. The fees shall be calculated in arrears and billed on a monthly basis. The Trust agrees to pay all fees within thirty days of receipt of each invoice. Sunstone retains the right to charge interest in the amount of 1-1/2 percent per month on any amounts that remain unpaid beyond such thirty day period.

     7. Limitation of Liability. Sunstone shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or the Trust in connection with the matters to which this Agreement relates, so long as it acts in good faith and with due diligence and is not negligent or guilty of any willful misconduct in connection with the performance of its duties. Without limiting the generality of the foregoing or any other provision of this Agreement, Sunstone shall not be liable for (i) losses beyond its control, provided that it has acted in accordance with the standard of care set forth above; (ii) the validity or invalidity or authority or lack thereof of any Written Instruction, which Sunstone reasonably believes to be genuine, (iii) the failure to file on a timely basis any material or pay a filing fee to be provided by the Trust that was not received on a timely basis from the Trust; (iv) the accuracy or adequacy of materials it receives from the Trust for filing; or (v) subject to Section 9, delays or errors or other loss of data occurring by reason of circumstances beyond Sunstone's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     Notwithstanding anything in this Agreement to the contrary, neither Sunstone nor its affiliates shall be liable to the Trust or any Fund for any consequential, special or indirect losses or damages which the Trust or any Fund may incur or suffer by or as a consequence of Sunstone's performance of its services hereunder, whether or not the likelihood of such losses or damages was known by Sunstone or its affiliates.

     8. Indemnification. The Trust agrees and acknowledges that Sunstone has not prior to the date hereof assumed, and will not assume, any obligations or liabilities arising out of the conduct of the Trust prior to the date hereof of those duties which Sunstone has agreed to perform pursuant to this Agreement. The Trust further agrees to indemnify Sunstone against any losses, claims, damages or liabilities to which Sunstone may become subject in connection with or arising out of (i) the conduct by the Trust with respect to such duties prior to the date hereof; (ii) a breach of any of the Trust's obligations, representations or warranties hereunder; and (iii) any action or omission to act which Sunstone takes at the request or direction of the Fund or in reliance on Written Instructions.

     9. Disaster Recovery. Sunstone shall make reasonable provision for emergency electronic data processing equipment. In the event of equipment failures, Sunstone shall take reasonable steps to minimize services interruptions. Sunstone shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Sunstone's own bad faith, negligence or willful disregard of its duties under this Agreement.

     10. Service to Other Companies or Accounts. The Trust understands that the persons employed by Sunstone to assist in the performance of Sunstone's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of Sunstone or any affiliate of Sunstone to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, including services of the type provided hereunder.

     11. Notices. Any notice or other instrument or materials authorized or required by this Agreement to be given in writing to the Trust or to Sunstone shall be sufficiently given if addressed to such party and received by it at its office set forth below or at such other party and received by it at its office set forth below or at such other place as it may, from time to time, designate in writing.

     To the Trust:

     The Oberweis Funds
     951 Ice Cream Drive, Suite 200
     North Aurora, Illinois  60542
     Attn:  Patrick B. Joyce
            Executive Vice President

     To Sunstone:

     Sunstone Financial Group, Inc.
     803 West Michigan Street, Suite A
     Milwaukee, Wisconsin  53233
     Attn:  Patricia K. Styles

     12. Files. All files maintained by Sunstone with respect to the Funds shall be the property of the Trust and shall be returned to the Trust at the termination of this Agreement or as mutually agreeable to Sunstone and the Trust. Notwithstanding the foregoing, Sunstone shall be permitted to keep copies of any documents to the extent required by federal and state securities and tax laws, and other applicable laws.

     13. Term and Termination. This Agreement shall commence on the date hereof and shall continue in effect until April 30, 2003 (the "Initial Term"). Thereafter, the Agreement shall automatically renew for additional one year terms unless earlier terminated as specified hereinafter. Either party may terminate this Agreement at any time after the Initial Term by giving the other party a written notice specifying the date of such termination (the "Termination Date"), which shall be not less than one hundred-twenty (120) days after the date notice is deemed given in accordance with Section 11.

     Upon the termination of the Agreement as provided herein, Sunstone, upon the written request of the Trust, shall deliver the records of the Trust to the Trust or its successor Blue Sky service provider in the form maintained by Sunstone (to the extent permitted by applicable license agreements) at the expense of the Trust, except as otherwise provided. The Trust shall be responsible to Sunstone for all out-of-pocket costs and expenses associated with the preparation and delivery of such media, including, but not limited to: (a) transportation of forms and other materials used in connection with the maintenance of the qualification of the Shares by Sunstone; and (b) transportation of records and files in the possession of Sunstone. Notwithstanding the foregoing, Sunstone shall be responsible for the aforementioned expenses of delivering the Trust's records to the Trust or its successor Blue Sky service provider during the first five (5) years the Agreement is in effect, if the Agreement is terminated by Sunstone during such time period. In addition to any amounts payable pursuant to the following paragraph, Sunstone shall be entitled to such compensation as the parties may mutually agree for any services other than the preparation and delivery of such media requested by the Trust and agreed to by Sunstone in connection with the termination of this Agreement or the liquidation or merger of the Trust, including, but not limited to, any custom programming requested by the Trust in connection with the preparation of such media and agreed upon by Sunstone which agreement shall not be unreasonably withheld. Sunstone shall not reduce the level of service provided to the Trust prior to termination following notice of termination by the Trust.

     If the Trust replaces Sunstone as the Blue Sky service provider for the Fund for any reason other than solely due to the gross negligence of Sunstone in the performance of its duties hereunder, or upon the expiration of the Initial Term or any successive twelve-month term, or if a third party is added to perform all or part of the services provided by Sunstone under this Agreement, then the Trust shall make a one-time cash payment to Sunstone as liquidated damages in an amount equal to the balance of the permit fees and filing fees that would otherwise have been due Sunstone for the remainder of the term of this Agreement, had it not been terminated. For purposes of calculating the payment of permit fees, the parties shall assume that the number of permits will remain constant for the balance of the contract term. For purposes of calculating the payment of filing fees, the parties shall assume the number of filings per month for the remaining months in the contract equal to an average of the prior six months' filings. The parties understand and agree that no liquidated damages shall be due in the event Sunstone's services hereunder continue beyond the expiration of the Initial Term or any successive twelve-month term for a reasonable period of time; provided that the Trust has given timely notice to terminate pursuant to the above and Section 11 hereof; and provided further that the Trust has taken all steps reasonably necessary to ensure that the deconversion shall occur by the end of the then current term. This liquidated damages provision shall also apply in the event the Trust is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the Initial Term or any subsequent term of this Agreement, and Sunstone is not retained to provide Blue Sky services. The parties acknowledge and agree that, in the event Sunstone ceases to be retained as set forth above,
(i) determination of actual damages incurred by Sunstone would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate Sunstone for damages incurred and is not intended to constitute any form of penalty. Any such payment shall be due and payable on or before the day the Agreement terminates, a third party is added, or Trust is merged or liquidated, as applicable.

     14. Amendment to this Agreement. This Agreement may be amended only by the written agreement of both parties hereto.

     15. Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin without regard to its conflict of law provisions.

     16. Confidentiality. Sunstone agrees to maintain all information about the Funds that Sunstone acquires pursuant to this Agreement in confidence, and Sunstone agrees not to use, or permit the use of, any such information for any purpose except as set forth herein, or to disclose any such information to any person except as required to perform its duties hereunder, without the prior consent of the Trust, which consent shall not be unreasonably withheld and may not be withheld where Sunstone may be exposed to civil or criminal contempt proceedings or is required to divulge such information to duly constituted authorities. Information that is generally known to the public or has become known to the public through no wrongful act of Sunstone or any of its employees, agents or representatives shall not be subject to this Section. The obligations of Sunstone under this Section 16 shall survive the termination of this Agreement.

     17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their constructions or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     19. Trust Limitations. This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date and year first above written.


                                       THE OBERWEIS FUNDS


                                       By:  /s/ Patrick B. Joyce
                                            ------------------------------
                                                Patrick B. Joyce

                                       Title:   Executive Vice President
                                                --------------------------

                                       SUNSTONE FINANCIAL GROUP, INC.

                                       By:  /s/ Miriam M. Allison
                                            ------------------------------
                                                Miriam M. Allison

                                       Title:   President
                                                --------------------------

                                  Schedule A
                                    to the
                      Blue Sky Filing Services Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                                     FUNDS

                      Oberweis Emerging Growth Portfolio
                         Oberweis Micro-Cap Portfolio
                          Oberweis Mid-Cap Portfolio

                                  Schedule B
                                    to the
                      Blue Sky Filing Services Agreement
                                by and between
                              The Oberweis Funds
                                      and
                        Sunstone Financial Group, Inc.

                                     FEES

 .    Per Permit Fee

 .    The per permit fee is as follows:
          $50.00 per permit up to 2,000 permits;
          $40.00 per permit from 2,001 permits to 5,000 permits; and $30.00 per permit from 5,001 permits and beyond.

Includes preparing and filing all renewal notice applications and amendment applications to increase offering amounts; daily sales monitoring; and ongoing analysis to manage offering amounts.

 .    Per Filing Fees

 .         $50 per filing for initial notice applications for a new fund or portfolio or class.

 .         $50 per filing for amendment applications to reflect changes in fund names or addresses, to merge or terminate funds, to remove classes, portfolios or prospectuses, to change fiscal year ends or to change distributors.

 .         $25 per filing of the definitive prospectus and statement of additional information, annual report, post-effective amendment, and supplements to the states that still require the filing of such documents.

 .         $50 for each claim of exemption filing.

 .    Research

 .         $150 per hour. Includes determining availability of exemptions and research on other Blue Sky issues, done only upon request or with the Trust's prior approval.

 .    Out-of-pocket expenses

 .         Out-of-pocket expenses include, but are not limited to, postage, photocopying, express delivery, facsimile charges (CommScan), and other out-of-pocket expenses.

 .    Customized Reports

 .         No charge, typically. Reports requiring an unusually large amount of programming time, in Sunstone's sole discretion, may require the payment of programming fees not to exceed $150 per hour. Programming fees will not be incurred without the Trust's prior approval.

                                       2